UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2014

Date of Report

(Date of earliest event reported)

SYNCHRONY FINANCIAL

(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

(203) 585-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 1 to Bank Term Loan Agreement

On October 1, 2014, Synchrony Financial (the “Company”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the Lenders (as defined below) party thereto entered into a first amendment (“Amendment No. 1”) to that certain $8.00 billion term loan agreement, dated as of July 30, 2014, among the Company, the Administrative Agent, and the lenders from time to time party thereto (the “Lenders”) (the “Bank Term Loan Agreement”). Amendment No. 1 amends the Bank Term Loan Agreement to, among other things, increase the amount of indebtedness that the Company may incur thereunder by $750 million (the “Facility Increase Loans”). The Facility Increase Loans were borrowed in full by the Company on October 6, 2014. The borrowings under the Facility Increase Loans increased the total indebtedness outstanding under the Bank Term Loan Agreement from approximately $7.49 billion to approximately $8.24 billion.

Amendment No. 1 also amends the prepayment waterfall to permit the partial prepayment of that certain $1.50 billion term loan agreement, dated as of July 30, 2014, among the Company, General Electric Capital Corporation, as administrative agent, and the lenders from time to time party thereto (the “GECC Term Loan Agreement” and the loans thereunder, the “GECC Term Loans”) with 100% of the net cash proceeds of the Facility Increase Loans. Accordingly, on October 6, 2014, the net cash proceeds of the Facility Increase Loans were used to prepay outstanding principal amounts of the indebtedness under the GECC Term Loans, lowering the principal amount outstanding under the GECC Term Loans from approximately $1.41 billion to approximately $655 million.

The description of this amendment is qualified in its entirety by reference to Amendment No. 1 to Credit Agreement attached as Exhibit 10.2 to this report, which is incorporated into this Item 1.01 by reference.

Amendment No. 1 to GECC Term Loan Agreement

The Company also entered into a first amendment to the GECC Term Loan Agreement to permit the incurrence of the Facility Increase Loans under the Bank Term Loan Agreement and to permit the partial prepayment of the GECC Term Loans with 100% of the net cash proceeds of the Facility Increase Loans.

The description of this amendment is qualified in its entirety by reference to Amendment No. 1 to Credit Agreement attached as Exhibit 10.1 to this report, which is incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) List of Exhibits

Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated October 1, 2014, by and among Synchrony Financial and General Electric Capital Corporation

10.2	Amendment No. 1 to Credit Agreement, dated October 1, 2014, by and among Synchrony Financial, the Lenders party thereto and JP Morgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: October 6, 2014	By:	/s/ Jonathan Mothner
	Name:	Jonathan Mothner
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated October 1, 2014, by and among Synchrony Financial and General Electric Capital Corporation

10.2	Amendment No. 1 to Credit Agreement, dated October 1, 2014, by and among Synchrony Financial, the Lenders party thereto and JP Morgan Chase Bank, N.A.